                  Yoram L. Cohen, Ashlagi, Fisher - Law Offices

                                                              September 8, 2005

Ituran Location & Control Ltd.
3 Hashikma Street
Azour, 58001Israel

     Re:  Registration Statement on Form F-1 (File No. 333-128028)
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Ladies and Gentlemen:

We refer to the Registration Statement on Form F-1 (the "Registration
Statement"), filed by Ituran Location & Control Ltd (the "Company") with the
Securities and Exchange Commission (the "Commission") under the U.S. Securities
Act of 1933, as amended (the "Act"), relating to the public offering of (i) up to an aggregate of 4,800,000 Ordinary Shares (the "Shares") of a nominal value of NIS 0.33 1/3 each of the Company, consisting of 3,840,000 shares to be sold by the Company and an additional 960,000 shares to be sold by certain shareholders thereof (the "Selling Shareholders") and (ii) up to an additional
720,000 Shares which may be purchased by the underwriters if they exercise the option granted to them to cover over-allotments.

As counsel to the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, other documents and questions of law as we have deemed necessary or appropriate for the purpose of this opinion.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that (i) the
Shares being issued and sold by the Company have been duly authorized and, when sold in the manner contemplated by the Underwriting Agreement filed as an exhibit to the Registration Statement, upon receipt by the Company of payment therefore as provided in such Underwriting Agreement, will be validly issued, fully paid and non-assessable and (ii) the shares to be sold by the selling shareholders pursuant to the registration statement have been validly issued and are fully paid up non-assessable.

                  Yoram L. Cohen, Ashlagi, Fisher - Law Offices

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the appearance of our firm's name under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent in required under the provisions of the Act or the rules and regulations of the Commission.

                                                 Very truly yours,

                                       /s/ Yoram L. Cohen, Ashlagi, Fisher
                                                    Law Offices
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                                           Yoram L. Cohen, Ashlagi, Fisher
                                                    Law Offices